As filed with the Securities and Exchange Commission on December 5, 2023.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHARKNINJA, INC.

(Exact name of registrant as specified in its charter)

	Not Applicable
	(Translation of Registrant’s Name into English)

Cayman Islands	3630	98-1738011
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

89 A Street
Needham, MA 02494
(617) 243-0235
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Barrocas
Chief Executive Officer
SharkNinja, Inc.
89 A Street
Needham, MA 02494
(617) 243-0235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Howard L. Ellin Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	Pedro J. Lopez-Baldrich Chief Legal Officer SharkNinja, Inc. 89 A Street Needham, MA 02494 (617) 243-0235	Christopher DeCresce Yariv Katz Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6000

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No.333-275872

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form F-1 (this “Registration Statement”) is being filed with respect to the registration of additional ordinary shares, par value $0.0001 per share of SharkNinja, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form F-1 (File No. 333-275872) (the “Prior Registration Statement”), initially filed by the Registrant on December 4, 2023 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 5, 2023.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of ordinary shares offered by the selling shareholders named in the Prior Registration Statement by 554,907 ordinary shares, which includes 72,379 ordinary shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The required opinion and consents are listed on the Exhibit Index and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

INDEX TO EXHIBITS

The following exhibits are filed as part of this registration statement.

Exhibit No.
5.1	Opinion of Maples and Calder (Cayman) LLP.
23.1	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1*	Powers of Attorney (included on the signature pages).
107	Filing Fee Table.

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Needham, state of Massachusetts, on December 5, 2023.

SHARKNINJA, INC.

By:	/s/ Mark Barrocas
Mark Barrocas
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark Barrocas	Chief Executive Officer and Director	December 5, 2023
Mark Barrocas	(Principal Executive Officer)

/s/ Larry Flynn	Interim Chief Financial Officer and Chief Accounting Officer	December 5, 2023
Larry Flynn	(Principal Financial Officer and Principal Accounting Officer)

*	Director	December 5, 2023
CJ Xuning Wang

*	Director	December 5, 2023
Peter Feld

*	Director	December 5, 2023
Wendy Hayes

*	Director	December 5, 2023
Chi Kin Max Hui

*	Director	December 5, 2023
Dennis Paul

*	Director	December 5, 2023
Timothy R. Warner

* By:	/s/ Mark Barrocas
Mark Barrocas
Attorney-in-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the city of Needham, state of Massachusetts, on December 5, 2023.

SHARKNINJA, INC.

By:	/s/ Mark Barrocas
Mark Barrocas
Chief Executive Officer

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